                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Greengate Corporation (a development stage company) on Amendment No. 3 to Form SB-2 (No. 333-86416) of our report, dated February 27, 2002, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

October 18, 2002